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                                                                     EXHIBIT 28E

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1995-M
                               November 9, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-M Supplement dated as of April 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.


A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)


         1.  The total amount of the distribution to Class A
             Certificateholders on the Payment Date per $1,000
             interest.                                                    $4.862

         2.  The amount of the distribution set forth in paragraph
             1 above in respect of principal on the Class A
             Certificates, per $1,000 interest                            $0.000

         3.  The amount of the distribution set forth in paragraph
             1 above in respect of interest on the Class A
             Certificates, per $1,000 interest                            $4.862

B.   Information Regarding the Performance of the Trust

         1.  Collections of Receivables
         -------------------------------

         a.  The aggregate amount of Collections of Receivables
             processed for the Due Period with respect to the
             current Distribution Date which were allocated in
             respect of the Investor Certificates of all Series  $695,734,442.82

         b.  The aggregate amount of Collections of Receivables
             processed for the Due Period with respect to the
             current Distribution Date which were allocated in
             respect of the Series 1995-M Certificates            $10,929,109.73

         c.  The aggregate amount of Collections of Receivables
             processed for the Due Period with respect to the
             current Distribution Date which were allocated in
             respect of the Class A Certificates                   $9,562,971.00

         d.  The amount of Collections of Receivables processed
             for the Due Period with respect to the current
             Distribution Date which were allocated in respect
             of the Class A Certificates, per $1,000 interest            $19.126

         e.  The amount of Excess Spread for the Due Period with
             respect to the current Distribution Date              $5,135,393.92

         f.  The amount of Reallocated Principal Collections for
             the Due Period with respect to the current
             Distribution Date allocated in respect of the
             Class A Certificates                                          $0.00

         g.  The amount of Excess Finance Charge Collections
             allocated in respect of the Series 1995-M
             Certificates, if any                                          $0.00
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                                                               Series  1995-M



         h.  The amount of Excess Principal Collections
             allocated  in respect of the Series 1995-M
             Certificates, if any                                         $0.00

         2.  Receivables in Trust
         ------------------------

         a.  Aggregate Principal Receivables for the Due
             Period with respect to the current Distribution
             Date (which reflects the Principal Receivables
             represented  by the Exchangeable Seller's
             Certificate and by the Investor Certificates
             of all Series)                                  $16,105,583,646.73

         b.  The amount of Principal Receivables in the
             Trust represented by the Series 1995-M
             Certificates  (the "Invested Amount") for the Due
             Period with respect to the current Distribution
             Date                                               $571,428,572.00

         c.  The amount of Principal Receivables in the
             Trust represented by the Class A Certificates
             (the "Class A Invested Amount") for the Due
             Period with respect to the current Distribution
             Date                                               $500,000,000.00

         d.  The Invested Percentage with respect to Finance
             Charge Receivables (including Interchange)
             and Defaulted Receivables for the Series 1995-M
             Certificates for the Due Period with respect to
             the current Distribution Date                                3.548%

         e.  The Invested Percentage with respect to Principal
             Receivables for the Series 1995-M Certificates
             for the Due Period with respect to the current
             Distribution Date                                            3.548%

         f.  The Class A Floating Percentage for the Due Period
             with respect to the current Distribution Date               87.500%

         g.  The Class A Principal Percentage for the Due Period
             with respect to the current Distribution Date               87.500%

         h.  The Collateral Floating Percentage for the Due
             Period with respect to the current Distribution
             Date                                                        12.500%

         i.  The Collateral Principal Percentage for the Due
             Period with respect to the current Distribution
             Date                                                        12.500%

         3.  Delinquent Balances
         -----------------------

             The aggregate amount of outstanding balances in
             the Accounts which were 30 or more days delinquent
             as of the end of the Due Period for the current
             Distribution Date                                  $933,915,652.05

         4.  Investor Default Amount
         ---------------------------

         a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1995-M Certificates (the "Investor Default Amount")

             1.  Investor Default Amount                         $3,707,021.58
             2.  Recoveries                                      $  181,229.68
             3.  Net Default Receivables                         $3,525,791.90

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                                                            Series  1995-M

         b.  The Class A Investor Default Amount

             1.  Investor Default Amount                          $3,243,643.88
             2.  Recoveries                                       $  158,575.97
             3.  Net Default Receivables                          $3,085,067.91

         c.  The Collateral Investor Default Amount

             1.  Investor Default Amount                            $463,377.70
             2.  Recoveries                                         $ 22,653.71
             3.  Net Default Receivables                            $440,723.99


         5.  Investor Charge-offs.
         -------------------------

         a.  The amount of the Class A Investor Charge-Offs
             per $1,000 interest after reimbursement of any
             such Class A Investor Charge-Offs for the Due
             Period with respect to the current Distribution
             Date                                                         $0.00

         b.  The amount attributable to Class A Investor
             Charge-Offs, if any, by which the principal
             balance of the Class A Certificates exceeds
             the Class A Invested Amount as of the end of
             the day on the Record Date with respect to
             the current Distribution Date                                $0.00

         c.  The amount of the Collateral Charge-Offs, if
             any, for the Due Period with respect to the
             current Distribution Date                                    $0.00

         6.  Monthly Servicing Fee
         -------------------------

         a.  The amount of the Monthly Servicing Fee payable
             from available funds by the Trust to the Servicer
             with respect to the current Distribution Date          $119,047.62

         b.  The amount of the Interchange Monthly Servicing
             Fee payable to the Servicer with respect to the
             current Distribution Date                              $595,238.10

         7.  Available Cash Collateral Amount
         ------------------------------------

         a.  The amount, if any, withdrawn from the Cash
             Collateral Account for the current Distribution
             Date (the "Withdrawal Amount")                               $0.00

         b.  The amount available to be withdrawn from the
             Cash Collateral Account as of the end of the day
             on the current Distribution Date, after giving
             effect to all withdrawals, deposits and payments
             to be made on such Distribution Date (the
             "Available Cash Collateral Amount" for the next
             Distribution Date)                                   $5,714,286.00

         c.  The amount as computed in 7.b as a percentage
             of the Class A Invested Amount after giving effect
             to all reductions thereof on the current
             Distribution Date                                            1.143%

         8.  Collateral Invested Amount
         ------------------------------

         a.  The Collateral Invested Amount for the current
             Distribution Date                                   $71,428,572.00

         b.  The Collateral Invested Amount after giving
             effect to all withdrawals, deposits, and payments
             on the current Distribution Date                    $71,428,572.00
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         9.  Total Enhancement                                   Series 1995-M
         ---------------------

         a.  The total Enhancement for the current
             Distribution Date                                   $77,142,858.00

         b.  The total Enhancement after giving effect to all
             withdrawals, depostis and payments on the current
             Distribution Date                                   $77,142,858.00

     C.  The Pool Factor
     -------------------

             The Pool Factor (which represents the ratio of
             the Class A Invested Amount on the last day of
             the month ending on the Record Date adjusted for
             Class A Investor Charge-Offs set forth in B.5.a
             above and for the distributions of principal set
             forth in A.2 above to the Class A Initial
             Invested Amount). The amount of a Class A
             Certificateholder's pro rata share of the Class A
             Invested Amount can be determined by multiplying the
             original denomination of the holder's Class A
             Certificate by the Pool Factor                        100.00000000%

     D.  Deficit Controlled Amortization Amount
     ------------------------------------------

         1.  The Deficit Controlled Amortization Amount for
             the preceding Due Period                                     $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                        First USA Bank, N.A.
                                        Servicer



                                        By: /s/ TRACIE KLEIN
                                            ---------------------------------
                                                TRACIE KLEIN
                                        Title:  FIRST VICE PRESIDENT